As filed with the Securities and Exchange Commission on June 14, 2006

Registration No. 333-134717

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUMAN BIOSYSTEMS

(Exact Name of Small Business Issuer in its Charter)

California	8731
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(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

77-0481056
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(I.R.S. Employer Identification Number)

1127 Harker Avenue

Palo Alto, California 94301

(650) 323-0943

(Address and Telephone Number

of Principal Executive Offices and

Principal Place of Business)

Mr. Harry Masuda

Chief Executive Officer

Human BioSystems

1127 Harker Avenue

Palo Alto, California 94301

(650) 323-0943

(Name, Address and Telephone Number,

of Agent for Service)

Copy to:

Cathryn S. Gawne, Esq.

Silicon Valley Law Group

25 Metro Drive, Suite 600

San Jose, California 95110

(408) 573-5700

(408) 573-5701 (telecopier)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

 If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to the Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, no par value	10,500,000 shares	$ 0.21	$2,205,000	$ 235.94*
Total	10,500,000 shares	$ 0.21	$2,205,000	$ 235.94*

(1)  In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)   Based upon the average high and low sales prices of the common stock as reported by the OTC Bulletin Board on May 26, 2006, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

*Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THERAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OF UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This amendment is being filed to include Exhibits 5.1 (Opinion of Counsel), 23.1 (Consent of L.L. Bradford & Company, LLC) and 23.2 (Consent of Silicon Valley Law Group).

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee . . . . . . . . . . . . .

$      235.94*

Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

$   2,000.00

Legal Fees and Expenses  . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .

$ 15,000.00

Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

$   2,764.06

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         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 20,000.00

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*Previously paid.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the year ended December 31, 2005, and not previously disclosed in our quarterly reports on Form 10-QSB for the respective quarterly periods ended March 31, June 30 and September 30, 2005.  Also included is the consideration, if any, received by us for such shares, options and warrants, and information relating to the section of the Securities Act, or the rule of the Securities and Exchange Commission, under which an exemption from registration was claimed.

In the fourth quarter of 2005, we issued an aggregate of 27,708 shares of common stock to two consultants in consideration of services rendered to us.  The issuances were made in reliance on Section 4(2) of the Securities Act, and were made without general solicitation or advertising. The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

In the fourth quarter of 2005, we issued an aggregate of 285,915 shares of common stock to two investment funds pursuant to the exercise of warrants.  The issuances were made in reliance on Section 4(2) of the Securities Act, and were made without general solicitation or advertising. The recipients were entities comprised of sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

ITEM 27.  EXHIBITS

(a) (1)  Our audited financial statements are included in the Prospectus.

(a) (2)  The following exhibits are being filed herewith.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
3(i)(a)	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit to the Registrant's Registration Statement on Form SB-2 filed on April 24, 2003
3(ii)	Bylaws	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 2.2)
4.1	Securities Purchase Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove	Incorporated by reference to Exhibit to the Registrant's Form 8-K Current Report filed on March 14, 2006
4.2	6 ¾ % Convertible Debenture, dated March 7, 2006, by and between the Company and La Jolla Cove	incorporated by reference to Exhibit to the Registrant's Form 8-K Current Report filed on March 14, 2006
4.3	Addendum to Convertible Debenture, dated March 7, 2006, by and between the Company and La Jolla Cove.	Incorporated by reference to Exhibit to the Registrant's Form 8-K Current Report filed on March 14, 2006
4.4	Warrant to Purchase Common Stock, dated March 7, 2006.	Incorporated by reference to Exhibit 2006 to the Registrant's Form 8-K Current Report filed on March 14, 2006
4.5	Addendum To Convertible Debenture, Warrant to Purchase Common Stock And Securities Purchase Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove.	Incorporated by reference to Exhibit to the Registrant's Form 8-K Current Report filed on March 14, 2006
4.6	Registration Rights Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove.	Incorporated by reference to Exhibit to the Registrant's Form 8-K Current Report filed on March 14, 2006
5.1	Opinion of Counsel	Filed herewith.

9	Voting trust agreement	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 5) and as amended January 25, 2000 (No. 9)
10.1	Assignment of Phemtest	Incorporated by reference to Patent and Technology Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.1) and as amended January 25, 2000, (No. 10.1)
10.2	Phemtest Patents, US 4,945,921 and US 4,787,158	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.2) and as amended January 25, 2000, (No. 10.2)
10.3	Assignment of Patent and Technology - Vladimir Serebrennikov	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.3) and as amended January 25, 2000, (No. 10.3)
10.4	Assignment of Patent and Technology - Leonid Babak	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.4) and as amended January 25, 2000, (No. 10.4)
10.5	Consultant Agreement - Dr. Luis Toledo	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.5) and as amended January 25, 2000, (No. 10.5)
10.6	Non-Statutory Incentive Stock Option Plan	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.8) and as amended January 25, 2000, (No. 10.8)
10.9	Statutory Incentive Stock Option Plan	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.9) and as amended January 25, 2000, (No. 10.9)

10.11	Indemnification Agreements of Directors and Officers	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 (No. 6.14 thru 6.19) and as amended January 25, 2000, (No. 10.14 thru 10.19)
10.12	Employment Agreement - Leonid Babak	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 and as amended January 25, 2000, (No. 10.20)
10.13	Employment Agreement - Vladimir Serebrennikov	Incorporated by reference to Exhibit to the Registrant's Form 10-SB Registration Statement filed on December 8, 1999 and as amended January 25, 2000, (No. 10.21)
10.14	Consulting Agreement, dated June 3, 2005, by and between the Registrant and Abernathy Mendelson & Associates	Incorporated by reference to Exhibit 10.03 to the Registrant’s Quarterly Report on Form 10-QSB filed on November 14, 2005
10.15	Letter Agreement, dated June 23, 2005, by and between the Registrant and Karsten Behrens	Incorporated by reference to Exhibit 10.02 to the Registrant’s Quarterly Report on Form 10-QSB filed on November 14, 2005
10.16	Executive Consulting Agreement, dated August 29, 2005, by and between the Company and Dr. David Winter Statement re: computation of per share earnings	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 2, 2005 Incorporated by reference to Part 2, Item 7 of this filing
23.1	Consent of L.L. Bradford & Company, LLC	Filed herewith.
23.2	Consent of Silicon Valley Law Group (contained in Exhibit 5.1)	Filed herewith.

ITEM 28.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)  File, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

        (I)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (II) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of  registration  fee"  table  in the  effective registration statement;  and

        (III) to include any material information with respect to the plan of distribution not  previously disclosed in the registration statement or any material change to such information in the registration statement.

       [Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.]

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities exchange act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on June 14, 2006.

HUMAN BIOSYSTEMS

By: /s/ Harry Masuda

------------------------------------

        Harry Masuda

        Chief Executive Officer

Signature

Title

          Date

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            ---------------------                         --------------

/s/Harry Masuda

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  Harry Masuda                 Chief Executive Officer,       June 14, 2006

      Acting Chief Financial

      Officer (Principle Accounting

      Officer)

/s/David Winter*

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   Dr. David Winter            President                               June 14, 2006

/s/Paul Okimto *

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    Paul Okimoto                Chairman and Executive       June 14, 2006

      Vice President

/s/ Larry McCleary*

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    Dr. Larry McCleary        Director                                 June 14, 2006

*By: Harry Masuda

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     Harry Masuda, Attorney-in-Fact